UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 13, 2009

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) and (e) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2009, Escalade’s Board of Directors appointed Ms. Deborah Meinert as Vice President and Chief Financial Officer. Ms. Meinert, age 51, joined Escalade in November, 2007 as Escalade’s corporate controller. Prior to that time, Ms. Meinert served as Assistant Controller and Internal Auditor at United Components in Evansville, Indiana. Prior to 2004 Ms. Meinert worked in public accounting for Brown, Smith, and Settle, LLC and Harding & Shymanski, LLC, both located in Evansville, Indiana.

Ms. Meinert has no family relationship with any other executive officer or director of Escalade. Ms. Meinert has not been involved in any related party transaction with Escalade.

In connection with Ms. Meinert’s promotion to Chief Financial Officer, Ms. Meinert will be provided the following:

•	Annual base salary of $132,000 for fiscal year 2009, subject to annual review and increases by Escalade’s Compensation Committee of its Board of Directors for 2010 and future years;

•	Annual cash bonus and equity awards, based on company and personal performance, and subject to full discretion of Escalade’s Compensation Committee of its Board of Directors; and

•	Participation in Escalade’s health and welfare plans, consistent with company policy.

Item 8.01 – Other Events

Escalade issued the press release attached hereto as Exhibit 99.1 on March 17, 2009 announcing the appointment of Ms. Meinert as Chief Financial Officer.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description

	99.1	Press release dated March 17, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2009	ESCALADE, INCORPORATED

By: /s/ ROBERT J. KELLER

Robert J. Keller, President and Chief Executive Officer